Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of Word Road Inc. and its subsidiaries (the “Company”) of our report dated December 23, 2024, relating to our audits of the consolidated financial statements of the Company as of and for the years ended March 31, 2024 and 2023, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our Firm under the caption “Experts” in this Registration Statement.

/s/ HTL International, LLC
HTL International, LLC

Houston, Texas

May 16, 2025